UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 30, 2008
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  001-31390

Delaware (State or other jurisdiction of incorporation)	06-1195422 (IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On April 30, 2008, the Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”) elected a new director, Martin Bassett, effective May 20, 2008.  The Company’s Board has not yet made the  determination as to the committees of the Company’s Board on which Mr. Bassett will serve.

Martin Bassett, 46, is currently the President, Chief Executive Officer and director of The Walman Optical Company, the largest independent ophthalmic wholesale company in the United States, with 39 offices in 20 states.  There are no arrangements or understandings between Mr. Bassett and any other persons pursuant to which Mr. Bassett was selected as a director.  Mr. Bassett does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor has Mr. Bassett had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

(e)           On April 30, 2008, the Company and Lorna Nagler entered into an amendment (the “Amendment”) to the Executive Employment Agreement between the Company and Ms. Nagler dated August 30, 2007 (the “Agreement”).  The Amendment:

•                  Provides that future adjustments to Ms. Nagler’s salary are to be made by the Compensation Committee of the Board, consistent with the recent amendments to the Compensation Committee’s charter;

•                  Clarifies that previously agreed grants to Ms. Nagler of options to purchase 1,300 shares of the Company’s common stock and of 40,000 shares of restricted stock in each of 2008, 2009, 2010 and 2011 will be made during the Company’s normal trading windows;

•                  Modifies Ms. Nagler’s paid time off to be consistent with the Company’s new PTO policy;

•                  Extends the period from 12 months to 18 months during which the Company will reimburse Ms. Nagler for her mortgage payments on her Ohio residence up to $5,000 per month in the event that Ms. Nagler purchases a residence in the Minneapolis-St. Paul area but has not yet sold her home in Ohio before the end of her first 18 months of employment;

•                  Clarifies that, in order to protect Ms. Nagler against a potential loss on the sale of her home in Ohio, the Company will pay Ms. Nagler an amount equal to the difference, if any, between Ms. Nagler’s purchase price of her home in Ohio and the sale price for such home, up to $200,000;

•                  Provides for the reimbursement, subject to the approval of the Non-Executive Chairman of the Board, of up to $50,000 of miscellaneous expenses incurred in connection with Ms. Nagler’s move to the Minneapolis-St. Paul area;

•                  Clarifies that, all of the $2,500,000 in life insurance provided to Ms. Nagler shall be in the form of whole life insurance;

•                  Clarifies that the Agreement may be amended by means of a written agreement signed by the parties and approved by the Company’s Board or the Compensation Committee; and

•                  Clarifies that Ms. Nagler will be eligible to participate in, and will receive appropriate consideration by the Compensation Committee for, future awards to be made under long-term incentive equity award programs that are approved by the Compensation Committee for use with the Company’s senior executives.

No other terms or conditions of the Agreement were amended by the Amendment.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

A copy of the press release, dated May 2, 2008, announcing the election of Mr. Bassett is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amendment No. 1, dated as of April 30, 2008, to the Executive Employment Agreement Between Christopher & Banks Corporation and Lorna Nagler, dated August 30, 2007.

99.1	Press release, dated May 2, 2008, of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Andrew K. Moller
Andrew K. Moller Executive Vice President and Chief Financial Officer

Date: May 6, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1, dated as of April 30, 2008, to the Executive Employment Agreement Between Christopher & Banks Corporation and Lorna Nagler, dated August 30, 2007.

99.1	Press release, dated May 2, 2008, of Christopher & Banks Corporation.